Exhibit 10.5

                            SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT (this "Agreement"), dated as of the 18th day of January, 2012 (this "Agreement") is entered into by and among, EARTH DRAGON RESOURCES INC., a Nevada corporation ("Earth"), and the Owners of PROJECT X, INC., a Nevada corporation ("Owners"). Earth and the Owners are referred to singularly as a "Party" and collectively as the "Parties."

                                   WITNESSETH:

     WHEREAS, the Owners own all of the issued and outstanding shares of PROJECT X, INC., a Nevada corporation ("Project X");

     WHEREAS, PJTX was formed on June 1, 2011, for the purpose of entering in to a Joint Venture with Deep Marine Salvage Inc., a Nevis Corporation ("DMS"). The purpose of the Joint Venture is to engage in the business of locating and recovering valuable cargo from ships lost throughout the world's oceans. On July 20, 2011, PJTX and DMS entered into a Joint Venture Agreement (the "JV Agreement") to set forth the terms of the parties' agreement to create and operate such Joint Venture (the "JV"). The JV's business strategy is to recover/salvage World War I and World War II commodity cargo shipwrecks that have been identified by the DMS research team that contain valuable bulk high value cargos that can be profitably recovered using proprietary recovery equipment, techniques and procedures developed by Deep Marine Salvage.

     WHEREAS, Earth wishes to acquire all of the issued and outstanding shares and rights to shares of all of the capital stock of Project X (referred to hereinafter as the "Project X Shares") with the purpose of owning and operating Project X as its wholly-owned subsidiary; and

     WHEREAS, Earth and the Owners propose to enter into this Agreement which provides, among other things, the Owners will deliver the Project X Shares to Earth in exchange for the issuance by Earth of a total Eight Million Five Hundred Seventy Thousand (8,570,000) shares of Earth's common stock as set forth in Section 2.01 of this Agreement, on the terms and conditions set forth herein (the "Share Exchange") and such additional items as more fully described in this Agreement.

     NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01. Definitions. The following terms shall have the following respective meanings:

"Affiliate"                    with respect to any Party, a Person that directly
                               or indirectly controls, is controlled by, or is
                               under common control of such Party. For the
                               purpose of this definition, "control" means (i)
                               ownership of more than fifty percent (50%) of the
                               voting shares of a Person or (ii) the right or
                               ability to direct the management or policies of a
                               Person through ownership of voting shares or
                               other securities, pursuant to a written agreement
                               or otherwise;
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"Business                      Day" a day (other than a Saturday) on which banks
                               in Nevada are open for business throughout their normal business hours;

"Closing"                      the closing of the transactions contemplated by
                               this Agreement;

"Completion"                   completion of acquisition of the Project X Shares
                               by Earth in accordance with the terms and conditions of this Agreement;

"Encumbrance"                  any mortgage, charge, pledge, lien, (otherwise
                               than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, preemptive right deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to "Encumbrances" shall be construed accordingly;

"Exchange Act"                 the US Securities Exchange Act of 1934;

"Person" any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

"Securities Act"               the US Securities Act of 1933;

"SEC"                          the US Securities and Exchange Commission;

"US"                           United States of America;

"United States Dollars"        United States dollars;
or "US$"

Section 1.02. Rules of Construction.

     (a) Unless the context otherwise requires, as used in this Agreement: (i) "including" means "including, without limitation"; (ii) words in the singular include the plural; (iii) words in the plural include the singular; (iv) words applicable to one gender shall be construed to apply to each gender; (v) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement, including the Schedules hereto; (vi) the terms "Article," "Section" and "Schedule" shall refer to the specified Article, Section or Schedule of or to this Agreement and references to paragraphs shall

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refer to the relevant paragraph of a specified Schedule and (vii) the term "day"
shall refer to calendar days.

     (b) Titles and headings to Articles and Sections are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                                   ARTICLE II
                               THE SHARE EXCHANGE

Section 2.01. Share Exchange.

     (a) Subject to and upon the terms and conditions of this Agreement, on the Closing Date (as defined hereafter), Earth shall acquire all of the Project X Shares from the Owners with all of such interests acquired being free from all Encumbrances together with all rights now or hereafter attaching thereto.

     (b) In exchange for the delivery of the Project X Shares, Earth shall deliver to the Owners a total of Eight Million Five Hundred Seventy Thousand (8,570,000) restricted shares of Earth's common stock (the "Exchange Shares"); and

     (c) The Share Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. If the Closing does not occur as set forth in Section 2.02 of this Agreement due to one Party's failure to perform, then the other Party may terminate the Agreement.

Section 2.02. Closing Location. The Closing of the Share Exchange and the other transactions contemplated by this Agreement will occur as soon as possible (the "Closing Date"), at the offices of W. Scott Lawler - Attorney at Law, in Chandler, Arizona.

Section 2.03. Owner's Closing Documents. At the Closing, the Owners will tender to Earth:

     (a) Original certificates issued in the names of the Owners representing all of the Project X Shares duly endorsed for transfer by the Owners and marked "cancelled for transfer" or as otherwise directed by Earth or its counsel, in accordance with the laws of the State of Nevada;

     (b) One (1) new certificate issued by Project X in the name of Earth representing the Project X Shares;

     (c) A certified copy of the register of shareholders of Project X showing Earth as the registered owner of the Project X Shares;

     (d) A certificate executed by each Owner certifying that the conditions in
Section 8.01(a) have been satisfied.

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Section 2.04. Earth's Closing Documents. At the Closing, Earth will tender to the Owners:

     (a) A certified copy(ies) of resolutions of the Board of Directors of Earth in a form satisfactory to the Owners, acting reasonably, authorizing:

          (i) the execution and delivery of this Agreement by Earth; and

          (ii) the issuance of the Exchange Shares to such entities and in such allocations as set forth on Schedule A attached hereto;

     (b) Share certificates, registered in the name of the Owners representing the Exchange Shares; and

     (c) A certificate executed by a duly appointed officer of Earth certifying that the conditions in Section 9.01(a) have been satisfied.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

Section 3.01. Each Party represents and warrants to the other Party that each of the warranties it makes is accurate in all respects and not misleading as at the date of this Agreement.

Section 3.02. Each Party undertakes to disclose in writing to the other Party anything which is or may constitute a breach of or be inconsistent with any of the warranties immediately upon the same coming to its notice at the time of and after Completion.

Section 3.03. Each Party agrees that each of the warranties it makes shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

Section 3.04. Each Party acknowledges that the restrictions contained in Section
11.01 (Public Notices) and Section 11.10 (Confidentiality) shall continue to apply after the Completion under this Agreement without limit in time.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF EARTH

Section 4.01. Organization, Standing and Authority; Foreign Qualification. Earth is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

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Section 4.02. Corporate Authorization. The execution, delivery and performance by Earth of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Earth, and this Agreement constitutes a valid and binding agreement of Earth. The Exchange Shares to be issued in accordance with this Agreement shall be duly authorized and, upon such issuance, will be validly issued, fully paid and non-assessable.

Section 4.03. Capitalization. Earth's authorized capital stock, as of January 13, 2012, consists solely of 2,850,000 authorized shares of common stock of which 510,002 common shares are issued and outstanding, including the Exchange Shares, and no preferred shares are issued and outstanding. All of such issued and outstanding shares of Earth's common stock are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of Earth's common stock or any other security of Earth or any plan for any of the foregoing. Earth is not obligated to register the resale of any of its common stock on behalf of any shareholder of Earth under the Securities Act.

Section 4.04. Subsidiaries. Earth does not have any subsidiaries.

Section 4.05. SEC Filings.

     (a) Earth has delivered to the Owners Earth's Annual Report on Form 10-K for the fiscal year ended May 31, 2011, containing Earth's consolidated balance sheet at May 31, 2011, and consolidated statements of income, changes in stockholders' deficiency and cash flows of Earth for the period from October 23, 2007 (date of inception) to the fiscal year ended May 31, 2011, along with a copy of the audit report of Michael T. Studer CPA P.C., of Freeport, New York, independent auditors ("Earth's Reports"). To the best of Earth's knowledge and belief, Earth's Reports as of its dates (i) comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, (ii) do not contain any untrue statement of a material fact, and
(iii) do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

     (b) All documents which Earth is responsible for filing with the SEC or any regulatory agency in connection with this Agreement will comply as to form in all material respects with the requirements of applicable law, and all of the information relating to Earth in any document filed with the SEC or any other regulatory agency in connection with this Agreement or the transactions otherwise contemplated hereby shall be true and correct in all material respects.

Section 4.06. Financial Statements. All consolidated financial statements included in Earth's Reports, including the related notes, fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as indicated therein), the consolidated financial position of Earth as of the dates thereof and the consolidated results of operations and changes in shareholders' equity and cash flows of Earth for the periods then ended, subject, in the case of the interim financial statements, to

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normal and recurring year-end audit adjustments and except that the interim financial statements do not contain all of the notes required by GAAP.

Section 4.07. Articles of Incorporation and Bylaws. Earth has heretofore delivered to the Owners true, correct and complete copies of its Articles of Incorporation, certified by the Secretary of State of the State of Nevada and Bylaws or comparable instruments, certified by the corporate secretary thereof.

Section 4.08. No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

     (a) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Earth;

     (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Earth is a party or by or to which either of its assets or properties, may be bound or subject;

     (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Earth or upon the securities, assets or business of Earth;

     (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Earth or to the securities, properties or business of Earth; or

     (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Earth.

Section 4.09. Litigation. There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to Earth's best knowledge threatened against or affecting Earth or involving any of Earth's property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. Earth is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

Section 4.10. Compliance with Laws. To the best knowledge of Earth, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of Earth.

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Section 4.11. Operations of Earth. Since the latest filing date of Earth's
Reports, Earth has not:

     (a) amended its Articles of Incorporation or Bylaws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

     (b) issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

     (c) declared or paid any dividends or declared or made any other distributions of any kind to its shareholders; or

     (d) made any loan or advance to any of its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business.

Section 4.12. Material Information. This Agreement, the Schedules attached hereto and all other information provided, in writing, by Earth or representatives thereof to the Owners, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions which have not been disclosed to the Owners in writing which, individually or in the aggregate, could have a material adverse effect on Earth or a material adverse effect on the ability of Earth to perform any of its obligations pursuant to this Agreement.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE OWNERS

The Owners represent to Earth as follows:

Section 5.01. Organization, Standing and Authority; Foreign Qualification. (a) Project X is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 5.02. Authorization. The execution, delivery and performance by the Owners of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action, as the case may be, on the part of each Owner. Each Owner has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of each Owner. The Project X Shares to be transferred to Earth in accordance with this Agreement have been duly authorized and validly issued, fully paid and non-assessable. Upon transfer of the Project X Shares, no Encumbrance shall exist on either.

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Section 5.03. Capitalization.

Earth's authorized capital stock, as of January 13, 2012, consists solely of 75 million authorized shares of common stock and 3 million authorized shares of preferred stock, of which 510,002 common shares of stock are issued and outstanding, and no preferred shares are issued and outstanding. All of such issued and outstanding shares of Earth's common stock are duly authorized, validly issued, fully paid and non-assessable. Except as described on Schedule 4.03, there are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of Earth's common stock or any other security of Earth or any plan for any of the foregoing. Earth is not obligated to register the resale of any of its common stock on behalf of any shareholder of Earth under the Securities Act.

Section 5.04. Subsidiaries. Project X has no subsidiaries.

Section 5.05. Sale of Exchange Shares. Upon completion of the purchase and sale of the Exchange Shares, the Owners shall be the beneficial and record holder or holders of the Exchange Shares. Each Owner are acquiring the Exchange Shares as principal for its own respective account to be held for investment purposes only, not for the benefit of any other person and not with a view to the resale, distribution or other disposition of all or any of the Exchange Shares, and each Owner is delivering concurrently with this Agreement, a certificate in the form attached to this Agreement as Exhibit A.

Section 5.06. Restriction on Exchange Shares. Each Owner hereby consents to Earth making a notation on its records or giving instructions to any transfer agent of the restricted shares portion of the Exchange Shares in order to implement the restriction on transfer set forth and described herein. The Owners have been independently advised as to, and are aware of, the restrictions with respect to trading in the Exchange Shares pursuant to the applicable securities laws and further agrees that it is solely responsible for compliance with all such restrictions as set forth in Exhibit A.

Section 5.07. Investment Risk. The Owners understand that an investment in Earth includes a high degree of risk, have such knowledge and experience in financial and business matters, investments, securities and private placements as to be capable of evaluating the merits and risks of their investment in the Exchange Shares, are in a financial position to hold the Exchange Shares for an indefinite period of time, and are able to bear the economic risk of, and withstand a complete loss of such investment in the Exchange Shares.

Section 5.08. Cooperation. If required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, the Owners will execute, deliver, file and otherwise assist Earth in filing such reports, undertakings and other documents as may be required with respect to the issuance of the Exchange Shares.

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Section 5.09. Tax Advice. The Owners are responsible for obtaining such legal, including tax, advice as it considers necessary or appropriate in connection with the execution, delivery and performance by it of this Agreement and the transactions contemplated herein.

Section 5.10. Investment Representations. All of the acknowledgements, representations, warranties and covenants set out in Exhibit A hereto are true and correct as of the date hereof and as of the Closing Date as for each Owner.

Section 5.11. No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

     (a) violate any provision of the Articles or Certificate of Incorporation, Bylaws or other charter or organizational document of Project X;

     (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Project X or any of the Owners is a party or by or to which either of their assets or properties, including the Project X Shares, may be bound or subject;

     (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Project X or any of the Owners or upon the securities, assets or business of Project X and/or any of the Owners;

     (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Project X and/or the Owners or to the securities, properties or business of Project X and/or any of the Owners; or

     (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Project X and/or any of the Owners.

Section 5.12. Articles of Incorporation and Bylaws.

     (a) The Owners have heretofore delivered to Earth true, correct and complete copies of each of Project X's respective Articles of Organization.

     (b) The minute books of Project X accurately reflect all actions taken at all meetings and consents in lieu of meetings of its respective members or owners, and all actions taken at all meetings and consents in lieu of meetings of its managing members from the date of incorporation to the date hereof.

Section 5.13. Compliance with Laws. To the best of the Owners' knowledge, neither Project X nor any of the Owners are in violation of any applicable order, judgment, injunction, award or decree nor are they in violation of any

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federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Project X or the Owners and have not received written notice that any violation is being alleged.

Section 5.14. Material Information. This Agreement, the Schedules attached hereto and all other information provided in writing by the Owners or representatives thereof to Earth, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions which have not been disclosed to Earth in writing which, individually or in the aggregate, could have a material adverse effect on Project X and/or the Owners or a material adverse effect on the ability of the Owners to perform any of their obligations pursuant to this Agreement.

Section 5.15. Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Project X or the Owners. There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of the Owners, threatened against or involving Project X or the Project X Shares.

Section 5.16. Operations. Except as contemplated by this Agreement, since their respective date of organization, Project X has not:

     (a) amended its Certificate or Articles of Organization or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any of its ownership interests or changed or agreed to change in any manner the rights of its ownership interests or the character of its business;

     (b) issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any ownership interests or any bonds, notes, debentures or other evidence or indebtedness; or

     (c) made any loan or advance to any manager, officer, director or employee, consultant, agent or other representative.

                                   ARTICLE VI
                       COVENANTS AND AGREEMENTS OF OWNERS

Section 6.01. Conduct of Businesses in the Ordinary Course. From the date of this Agreement to the Closing Date, the Owners shall cause Project X to conduct its business substantially in the manner in which it is currently conducted.

Section 6.02. Preservation of Permits and Services. From the date of this Agreement to the Closing Date, the Owners shall cause each of Project X to use its best efforts to preserve any permits and licenses in full force and effect

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and to keep available the services, and preserve the goodwill, of its present managers, officers, employees, agents, and consultants.

Section 6.03. Conduct Pending the Closing Date. From the date of this Agreement to the Closing Date: (a) the Owners shall cause each of Project X to use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and (b) the Owners shall promptly notify Earth of any event, condition or circumstance that would constitute a violation or breach of this Agreement by any of the Owners.

Section 6.04. Corporate Examinations and Investigations. Prior to the Closing Date, Earth shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of Project X, and such examination of the books, records, tax returns, results of operations and financial condition of each. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Owners and its employees and representatives, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

                                   ARTICLE VII
                        COVENANTS AND AGREEMENTS OF EARTH

Section 7.01. Conduct of Businesses in the Ordinary Course. From the date of this Agreement to the Closing Date, Earth shall conduct its businesses substantially in the manner in which it is currently conducted.

Section 7.02. Preservation of Permits and Services. From the date of this Agreement to the Closing Date, Earth shall use its best efforts to preserve any permits and licenses in full force and effect and to keep available the services of its respective present officers, employees, consultants and agents and to preserve their goodwill.

Section 7.03. Litigation. From the date of this Agreement to the Closing Date, Earth shall notify the Owners of any actions or proceedings of the type described in Section 4.09 that are threatened or commenced against Earth or against any officer, director, employee, properties or assets of Earth and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.04. Conduct of Earth Pending the Closing. From the date hereof through the Closing Date:

     (a) Earth shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

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     (b) Earth shall promptly notify the Owners of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Earth.

Section 7.05. Corporate Examinations and Investigations. Prior to the Closing Date, the Owners shall be entitled, through their employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of Earth; and such examination of the books, records, tax returns, results of operations and financial condition of Earth. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Earth and its employees and representatives shall cooperate fully with such representatives in connection with such reasonable review and examination.

                                  ARTICLE VIII
            CONDITIONS PRECEDENT TO THE OBLIGATION OF EARTH TO CLOSE

The obligations of Earth to be performed by it at the Closing pursuant to this Agreement are subject to the fulfillment on or before the Closing Date, of each of the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 8.01. Representations and Covenants.

     (a) The representations and warranties of the Owners contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

     (b) The Owners shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing Date. The Owners shall have delivered to Earth a certificate, dated the Closing Date, and signed by each Owner to the foregoing effect.

Section 8.02. Governmental Permits and Approvals.

     (a) All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Project X to continue to be carried on substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and Earth shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

     (b) There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 8.03. Third Party Consents. All consents, permits and approvals from parties to contracts with Project X that may be required in connection with the performance by the Owners hereunder or the continuance of such contracts in full force and effect after the Closing Date, shall have been obtained.

Section 8.04. Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on Project X or on the Project X Shares.

Section 8.05 Closing Documents. The Owners shall have executed and delivered the documents described in Section 2.03 above.

                                   ARTICLE IX
          CONDITIONS PRECEDENT TO THE OBLIGATION OF THE OWNERS TO CLOSE

The obligations of the Owners to be performed by them at the Closing pursuant to this Agreement are subject to the fulfillment, on or before the Closing Date, of each the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 9.01. Representations and Covenants.

     (a) The representations and warranties of Earth contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

     (b) Earth shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. Earth shall have delivered to the Owners a certificate dated the Closing Date, and signed by an authorized signatory of Earth to the foregoing effect.

Section 9.02. Governmental Permits and Approvals.

     (a) All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Earth to continue to be carried on substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and the Owners shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

     (b) There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 9.03. Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on Earth.

Section 9.04. Closing Documents. Earth shall have executed and delivered the documents described in Section 2.04 above.

                                    ARTICLE X
                                   TERMINATION

Section 10.01. Termination.

     (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Share Exchange and the other transactions contemplated by this Agreement shall be abandoned at any time prior to the
Closing:

          (i) by mutual written consent of the Owners and Earth;

          (ii) by either the Owners or Earth in the event that a temporary restraining order, preliminary or permanent injunction or other judicial order preventing the consummation of the Share Exchange or any of the other transactions contemplated hereby shall have become final and non-appealable; provided, that, the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all commercially reasonable efforts to have such order, injunction or other order vacated;

          (iii) by Earth if Earth is not then in material breach of this Agreement and if there shall have been any breach by the Owners (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Article VIII, and (B) shall not have been cured within thirty (30) days following receipt by the Owners of written notice of such breach, or such longer period in the event that such breach cannot reasonably be expected to be cured within such 30-day period and the Owners are diligently pursuing such cure;

          (v) by the Owners if the Owners are not then in material breach of this Agreement and if there shall have been any breach by Earth (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Article IX, and (B) shall not have been cured within thirty (30) days following receipt by Earth of written notice of such breach; or

     (b) In the event of termination by the Owners or Earth pursuant to this
Section 10.01, written notice thereof shall forthwith be given to the other Party and the transactions contemplated by this Agreement shall be terminated, without further action by any Party. If the transactions contemplated by this Agreement are terminated as provided herein, the Owners shall immediately cause each of nominees appointed to the Board of Directors of Earth and/or appointed as officers of Earth to resign from all such positions.

Section 10.02. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 10.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 10.01 and this Section 10.02; (ii)
Section 11.15 relating to certain expenses; and (iii) Section 11.01 relating to publicity. Nothing in this Section 10.02 shall be deemed to release any Party from any liability for any breach by such Party of the terms, conditions, covenants and other provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.01. Public Notices. The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no Party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 11.02. Time. Time shall be of the essence hereof.

Section 11.03. Notices. Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the Party to whom it is given or, if mailed, by prepaid registered mail addressed to such Party at:

     If to the Owners, at:

     1666 Garnet Ave., Suite 212
     San Diego, CA  92109

     If to Earth, at:





or at such other address as the Party to whom such writing is to be given shall have last notified to the Party giving the same in the manner provided in this article. Any notice mailed shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing unless at the time of mailing or within five (5) Business Days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the Party to whom it is addressed shall be deemed to have been given and received on the Business Day next following the day it was delivered or faxed.

Section 11.04. Governing Law; Venue; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with, the internal laws of the State of Nevada without regard to the conflict of laws principles thereof as the same apply to agreements executed solely by residents of the State of Nevada and wholly to be performed within the State of Nevada. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Nevada in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

Section 11.05. Severability. If a court of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 11.06. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Section 11.07. Further Assurances. The Parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 11.08. Assignment, Successors and Assigns. Neither Party may assign (directly, or indirectly by way of merger, amalgamation, stock sale or any similar procedure) any of its rights or obligations hereunder.

Section 11.09. Waiver. Except as provided in this Article, no action taken or inaction pursuant to this Agreement will be deemed to constitute a waiver of compliance with any warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature. No waiver of any right under this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

Section 11.10. Counterparts. This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument and shall be valid and enforceable.

IN WITNESS WHEREOF the Parties hereto have set their hand and seal as of the day and year first above written.

EARTH DRAGON RESOURCES INC.,           "OWNERS"
a Nevada corporation


By: /s/ Thomas Herdman                       /s/ J. Michael Johnson
    -----------------------------            -----------------------------------
Name:  Thomas Herdman                  Name: J. Michael Johnson
Title: President


                                             /s/ Jason Sunstein
                                             -----------------------------------
                                       Name: Jason Sunstein


                                             /s/ Ralph Phillips
                                             -----------------------------------
                                       Name: Ralph Phillips


                                             /s/ Scott Heimdal
                                             -----------------------------------
                                       Name: Scott Heimdal, President
                                             Oceanic Research and Recovery, Inc.